Exhibit 77(i)

Sub-Item 77I

THE ALGER FUNDS II

Certificate of Designation
for
Alger Dynamic Opportunities Fund

The undersigned, being the duly elected and acting Secretary of The Alger Funds II, a trust with transferable shares established under Massachusetts law of the type commonly called a Massachusetts business trust (the “Trust”), DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Trustees of the Trust by Section 6.1(b) and Section 9.3 of the Declaration of Trust, and pursuant to the affirmative vote of a Majority of the Trustees at a meeting duly called and held on May 12, 2009, the Declaration of Trust is hereby amended by this Certificate of Designation as follows:

(1)           Additional Portfolio.  There is hereby established and designated the Alger Dynamic Opportunities Fund (the “Portfolio”). The beneficial interest in the Portfolio shall be divided into Shares having a nominal or par value of one mill ($.001) per Share, of which an unlimited number may be issued, which Shares shall represent interests only in the Portfolio. The Trustees shall have authority from time to time to authorize Classes of Shares for the Portfolio (each of which Classes shall represent interests only in the Portfolio), as they deem necessary and desirable. Initially, there shall be one Class of Shares of the Portfolio, the Class I Shares. The Shares of the Portfolio, and the Classes thereof, shall have the additional relative rights and preferences, shall be subject to the liabilities, shall have the other characteristics, and shall be subject to the powers of the Trustees, all as set forth in Article 6 of the Declaration of Trust, as from time to time in effect. Without limitation of the foregoing sentence, each Share of such Series representing the beneficial interest of the Portfolio shall be redeemable, shall be entitled to one vote, or a ratable fraction of one vote in respect of a fractional Share, as to matters on which Shares of such Series shall be entitled to vote, and shall represent a share of the beneficial interest of the Portfolio, all as provided in the Declaration of Trust.

(2)           Amendment, etc.  Subject to the provisions and limitations of Section 9.3 of the Declaration of Trust and applicable law, this Certificate of Designation may be amended by an instrument signed in writing by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees), provided that, if any amendment adversely affects the rights of the Shareholders of the Portfolio, such amendment shall be adopted by an instrument signed in writing by a Majority of the Trustees  (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) when authorized to do so by the vote in accordance with Section 7.1 of the Declaration of Trust of the holders of a majority of all the Shares of the Portfolio outstanding and entitled to vote.

(3)           Incorporation of Defined Terms.  All capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration of Trust.

The Trustees further direct that, upon the execution of this Certificate of Designation, the Trust take all necessary action to file a copy of this Certificate of Designation with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned has set his hand and seal this 27th day of July, 2009.

/s/ Hal Liebes
Hal Liebes
Secretary

ACKNOWLEDGEMENT

State of New York	)
) : ss
County of New York	)

July 27, 2009

Then personally appeared the above named Hal Liebes and acknowledged the foregoing instrument to be his free act and deed.

Before me,

/s/ Lisa Moss

Notary Public
My Commission Expires: 4/16/10

LISA A. MOSS Notary Public, State of New York No. 02MO4964918 Qualified in Kings County Commission Expires April 16, 2010

MA SOC   Filing Number: 200972028420    Date: 07/27/2009 2:10 PM

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:
July 27, 2009 2:10 PM

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth